As filed with the Securities and Exchange Commission on August 30, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM F-10
REGISTRATION STATEMENT
Under The Securities Act of 1933
MANULIFE FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Canada	6311	98-0361647
(Province or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of	Classification Code Number)	Identification No., if applicable)
Incorporation or Organization)
200 Bloor Street East
Toronto, Ontario
Canada, M4W 1E5
(416) 926-3000
(Address and telephone number of Registrant’s principal executive offices)
Emanuel Alves, Esq.
John Hancock Life Insurance Company (U.S.A.)
601 Congress Street
Boston, Massachusetts 02110
(617) 663-3000
(Name, address and telephone number of agent for service in the United States)
Copies to:

Stephen Sigurdson, Esq. Manulife Financial Corporation 200 Bloor Street East Toronto, Ontario Canada, M4W 1E5 (416) 926-3000	Alan H. Paley, Esq. Debevoise & Plimpton LLP New York, NY 10022 (212) 909-6000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
          It is proposed that this filing shall become effective (check appropriate box below):
A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☑	at some future date (check appropriate box below)
1. ☐	pursuant to Rule 467(b) on __________________ at __________________ (designate a time not sooner than seven calendar days after filing).

2. ☐	pursuant to Rule 467(b) on __________________ at __________________ (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on __________________.

3. ☑	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)(2)	Aggregate Offering Price(1)	Registration Fee(3)
Debt Securities
Class A Shares
Class B Shares
Class 1 Shares
Common Shares
Subscription Receipts
Warrants
Stock Purchase Contracts
Units
Total	U.S.$4,000,000,000	U.S.$4,000,000,000	U.S.$285,200

(1)	There are being registered under this Registration Statement such indeterminate number of securities of the Registrant as shall have an aggregate initial offering price of U.S.$4,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The registration fee of U.S.$285,200 is calculated in accordance with Rule 457(r) of the Securities Act.

PART I
INFORMATION TO BE DELIVERED TO OFFEREES OR PURCHASERS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Manulife Financial Corporation at 200 Bloor Street East, NT-10, Toronto, Ontario, Canada M4W 1E5 (telephone: (416) 926-3000), and are also available electronically at www.sedar.com and www.sec.gov.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

August 30, 2010

Manulife Financial Corporation

US$4,000,000,000

Debt Securities
Class A Shares
Class B Shares
Class 1 Shares
Common Shares
Subscription Receipts
Warrants
Share Purchase Contracts
Units

We may from time to time offer and issue the following securities: (i) senior or subordinated unsecured debt securities, collectively, Debt Securities; (ii) Class A Shares, Class B Shares and Class 1 Shares, collectively, the Preferred Shares; (iii) Common Shares; (iv) Subscription Receipts; (v) Warrants; (vi) Share Purchase Contracts; and (vii) Units comprised of one or more of the other securities described in this prospectus. The Debt Securities, Preferred Shares, Common Shares, Subscription Receipts, Warrants, Share Purchase Contracts and Units, collectively, the Securities, offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in an accompanying prospectus supplement.

We may sell up to US$4,000,000,000 in aggregate initial offering amount of Securities (or the equivalent in other currencies) or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of US$4,000,000,000 (or the equivalent in other currencies) at any time and from time to time during the 25 month period that this prospectus, including any amendments thereto, remains valid.

The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include, where applicable: (i) in the case of the Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which such securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at our option or the option of the holder, any exchange or conversion terms and any other specific terms; (ii) in the case of Preferred Shares, the designation of the particular class, series, liquidation preference amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at our option or the option of the holder, any exchange or conversion terms and any other specific terms; (iii) in the case of Common Shares, the number of shares and the offering price; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Debt Securities, Preferred Shares or Common Shares, as the case may be, and any other specific terms; (v) in the case of Warrants, the designation, number and terms of the Debt Securities, Preferred Shares or Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (vi) in the case of Share Purchase Contracts, whether the Share Purchase Contracts obligate the holder thereof to purchase or sell Common Shares or Preferred Shares, as the case may be, and the nature and amount of each of those securities and any other specific terms; and (vii) in the case of Units, the designation and terms of the Units and of the securities comprising the Units and any other specific terms.

This prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

Our head and registered office is located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5.

We are permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with Canadian generally accepted accounting principles, and they are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Owning the Securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement and consult with your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, most of our directors and officers and certain of the experts named in this prospectus are Canadian residents, and a significant portion of our assets are located outside the United States.

Neither the United States Securities and Exchange Commission nor any state or provincial securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

In connection with any offering of the Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution.”

The outstanding Common Shares are currently listed on the Toronto Stock Exchange, the New York Stock Exchange, the Hong Kong Stock Exchange and the Philippines Stock Exchange, and the outstanding Class A Shares Series 1, Class A Shares Series 2, Class A Shares Series 3, Class A Shares Series 4 and Class 1 Shares Series 1 are listed on the Toronto

Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, any Securities offered hereby will not be listed on any stock exchange.

The Securities may be sold through underwriters or dealers, directly by us pursuant to applicable statutory exemptions, or through designated agents from time to time. Each prospectus supplement will identify each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities, and will also set forth the terms of the offering of such Securities including the net proceeds to us and, to the extent applicable, any fees payable to the underwriters, dealers or agents.

The Debt Securities will be direct unsecured obligations of MFC constituting senior or subordinated indebtedness, as identified in the relevant prospectus supplement, for the purposes of the Insurance Companies Act (Canada), or the ICA, and will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act, or the CDIC Act, or by the U.S. Federal Deposit Insurance Corporation, or the FDIC.

PRESENTATION OF INFORMATION

In this prospectus, unless otherwise indicated or unless the context otherwise requires, all references to “MFC,” “we,” “us,” and “our” refer to Manulife Financial Corporation and its subsidiaries.

All references in this prospectus to “Canada” means Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction. Unless otherwise indicated, all references in this prospectus to “$” or “dollar” are to Canadian dollars and all references to “US$” are to U.S. dollars.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the “safe harbour” provisions of Canadian provincial securities laws and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, our objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates, and can generally be identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “likely,” “suspect,” “outlook,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “forecast,” “objective,” “seek,” “aim,” “continue,” “embark” and “endeavour” (or the negative thereof) and words and expressions of similar import, and include statements concerning possible or assumed future results. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements and they should not be interpreted as confirming market or analysts’ expectations in any way. Certain material factors or assumptions are applied in making forward-looking statements, and actual results may differ materially from those expressed or implied in such statements.

Important factors that could cause actual results to differ materially from expectations include but are not limited to:

•	general business and economic conditions (including but not limited to performance and volatility of equity markets, interest rate fluctuations and movements in credit spreads, currency rates, investment losses and defaults, market liquidity and creditworthiness of guarantors, reinsurers and counterparties);

•	changes in laws and regulations;

•	changes in accounting standards;

•	our ability to execute strategic plans and changes to strategic plans;

•	downgrades in our financial strength or credit ratings;

•	our ability to maintain our reputation;

•	impairments of goodwill or intangible assets or the establishment of valuation allowances against future tax assets;

•	the accuracy of estimates relating to long-term care morbidity;

•	the accuracy of other estimates used in applying accounting policies and actuarial methods;

•	level of competition and consolidation;

•	our ability to market and distribute products through current and future distribution channels;

•	unforseen liabilities or asset impairments arising from acquisitions and dispositions of businesses;

•	our ability to implement effective hedging strategies and unforseen consequences arising from such strategies;

•	our ability to source appropriate non-fixed income assets to back our long dated liabilities;

•	the realization of losses arising from the sale of investments classified as available for sale;

•	our liquidity, including the availability of financing to satisfy existing financial liabilities on expected maturity dates when required;

•	obligations to pledge additional collateral;

•	the availability of letters of credit to provide capital management flexibility;

•	accuracy of information received from counterparties and the ability of counterparties to meet their obligations;

•	the availability, affordability and adequacy of reinsurance;

•	legal and regulatory proceedings, including tax audits, tax litigation or similar proceedings;

•	our ability to adapt products and services to the changing market;

•	our ability to attract and retain key executives, employees and agents;

•	the appropriate use and interpretation of complex models or deficiencies in models used;

•	political, legal, operational and other risks associated with our non-North American operations;

•	acquisitions and our ability to complete acquisitions including the availability of equity and debt financing for this purpose;

•	the disruption of or changes to key elements of MFC’s or public infrastructure systems;

•	environmental concerns; and

•	our ability to protect our intellectual property and exposure to claims of infringement.

Additional information about material factors that could cause actual results to differ materially from expectations and about material factors or assumptions applied in making forward-looking statements may be found in this prospectus under “Risk Factors” as well as under “Risk Factors” in our most recent annual information form, under “Risk Management” and “Critical Accounting and Actuarial Policies” in the management’s discussion and analysis in our most recent annual and interim reports, in the “Risk Management” note to the consolidated financial statements in our most recent annual and interim reports and elsewhere in our filings with Canadian and U.S. securities regulators. We do not undertake to update any forward-looking statement, except as required by law.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed by MFC with the securities regulatory authorities in Canada are incorporated by reference into this prospectus:

•	annual information form dated March 26, 2010 (except for the section of the annual information form entitled “Ratings”);

•	audited comparative consolidated financial statements and the notes thereto for the years ended December 31, 2009 and 2008, together with the auditors’ report thereon;

•	management’s discussion and analysis for the audited comparative consolidated financial statements referred to in the preceding paragraph;

•	unaudited comparative interim consolidated financial statements for the three and six month periods ended June 30, 2010;

•	management’s discussion and analysis for the unaudited interim consolidated financial statements referred to in the preceding paragraph;

•	management proxy circular dated March 16, 2010 regarding our annual and special meeting of shareholders held on May 6, 2010; and

•	earnings coverage ratios for the medium term note program as at June 30, 2010.

Any documents of the type referred to above, all material change reports (excluding confidential material change reports, if any) and business acquisition reports that we file with the securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the distribution of Securities under any prospectus supplement shall be deemed to be incorporated by reference into this prospectus (except that any section of any annual information form entitled “Ratings” or another similar caption shall not be deemed to be incorporated by reference into this prospectus). In addition, any similar documents filed by us with the SEC in our periodic reports on Form 6-K or annual reports on Form 40-F, and any other documents filed with or furnished to the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended, in each case after the date of this prospectus, shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, except (i) that any section of any annual information form, filed as an exhibit to an Annual Report on Form 40-F, entitled “Ratings” or another similar caption shall not be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part) and (ii) that any report on Form 6-K shall be so incorporated only to the extent expressly provided in such report.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modified or superseded statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

When we file a new annual information form and audited comparative consolidated financial statements and related management’s discussion and analysis with, and where required, they are accepted by, the applicable securities regulatory authorities during the time that this prospectus is valid, the following documents will be deemed no longer incorporated by reference in this prospectus for purposes of future offers and sales of Securities under this prospectus: any previous annual information form, any previous audited comparative consolidated financial statements and related management’s discussion and analysis and all unaudited comparative consolidated financial statements and related management’s discussion and analysis, all material change reports filed prior to the commencement of MFC’s financial year in which the new annual information form is filed, and any information circular filed prior to the commencement of MFC’s financial year in respect of which the new annual information form is filed.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information.

We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, under the United States Securities Act of 1933, as amended, or the Securities Act, a registration statement on Form F-10 relating to the Securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in other parts of and the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, prospective investors should refer to the exhibits for a complete description of the matter involved. Under the registration statement, we may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate principal amount of US$4,000,000,000 (or the equivalent in other currencies) or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of US$4,000,000,000 (or the equivalent in other currencies). Each time we sell Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We file annual and quarterly financial information and material change reports and other material with the securities regulatory authorities in each of the provinces and territories of Canada and with the SEC. Under the multijurisdictional disclosure system adopted by the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Prospective investors may read and download any public document that we have filed with the securities commissions or similar authorities in each of the provinces and territories of Canada on SEDAR at www.sedar.com. Prospective investors may read and copy any document we have filed with the SEC at the SEC’s public reference room in Washington D.C., and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Additionally, prospective investors may read and download some of the documents MFC has filed on EDGAR at www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the ICA. Most of our directors and officers, and certain of the experts named in this prospectus are Canadian residents, and a significant portion of our assets are located outside of the United States. It may be difficult for holders of securities to effect service within the United States upon our directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them, both in and outside of the United States, judgments of courts of the United States predicated upon civil liability under United States federal securities laws. We believe that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

MANULIFE FINANCIAL CORPORATION

We were incorporated under the ICA on April 26, 1999 for the purpose of becoming a holding company of The Manufacturers Life Insurance Company, or MLI. MLI was incorporated on June 23, 1887, by a Special Act of Parliament of the Dominion of Canada. Pursuant to the provisions of the Canadian and British Insurance Companies Act (Canada), the predecessor legislation to the ICA, MLI undertook a plan of mutualization and became a mutual life insurance company on December 19, 1968. As a mutual life insurance company, MLI had no common shareholders and its board of directors was elected by its participating policyholders in accordance with the ICA. Pursuant to Letters Patent of Conversion, effective September 23, 1999, MLI implemented a plan of demutualization under the ICA and converted to a life insurance company with common shares and became the wholly-owned subsidiary of MFC. MFC is a life insurance company governed by the ICA.

We provide a wide range of financial products and services, including individual life and long-term care insurance, group life and health insurance, pension products, annuities and mutual funds. These services are provided to individual and group customers in the United States, Canada, Asia and Japan. Funds under management by us were $453.9 billion as at June 30, 2010. We also provide investment management services with respect to our general fund assets, segregated fund assets and mutual funds, as well as to institutional investment customers. We also offer reinsurance services, primarily life and accident and health reinsurance, specializing in retrocession. As of June 30, 2010, we operated in 22 countries and territories worldwide.

Our business is organized into four operating divisions: U.S. Division, Canadian Division, Asia and Japan Division and Reinsurance Division. In addition, asset management services are provided by our Investment Division, operating as MFC Global Investment Management. Each division has profit and loss responsibility and develops products, services, distribution and marketing strategies based on the profile of its business and the needs of its market. The U.S. Division is comprised of two reporting segments: U.S. Insurance and U.S. Wealth Management. The external asset management business of the Investment Division is reported under the Corporate and Other reporting segment.

CAPITALIZATION

The following table sets forth our share capital and consolidated indebtedness as of June 30, 2010 and should be read together with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus.

	As of
	June 30, 2010
	(Unaudited)
	($ in millions)

Long term senior debt	$3,307	(1)
Liabilities for preferred shares and capital instruments	4,596
Non-controlling interest in subsidiaries	259
Equity
Participating policyholders’ equity	91
Shareholders’ equity
Preferred shares	1,422
Common shares	19,088
Contributed surplus	195
Shareholders’ retained earnings and AOCI	7,008

Total equity	27,804

Total capitalization	$35,966

(1)	Does not include $900,000,000 of 4.079% medium term notes due 2015 issued on August 20, 2010.

SHARE STRUCTURE

Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Class A Shares, an unlimited number of Class B Shares and an unlimited number of Class 1 Shares, collectively, the Preferred Shares. As of the date of this prospectus, we have issued and outstanding: approximately 1,766 million Common Shares; 14 million Class A Shares Series 1; 14 million Class A Shares Series 2; 12 million Class A Shares Series 3; 18 million Class A Shares Series 4; and 14 million Class 1 Shares Series 1. We have authorized but not issued Class A Shares Series 5 and Class 1 Shares Series 2.

The following sets forth certain general terms and provisions of the Preferred Shares and Common Shares. For a full description of the terms and provisions, see MFC’s by-laws, which are available electronically at www.sedar.com and www.sec.gov. The particular terms and provisions of a series of Preferred Shares offered pursuant to this prospectus will be set forth in the applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply to those Preferred Shares, will be described in the prospectus supplement.

Certain Provisions of the Class A Shares as a Class

The following is a summary of certain provisions attaching to the Class A Shares as a class.

Priority

Each series of Class A Shares ranks on a parity with every other series of Class A Shares and every series of Class 1 Shares with respect to dividends and return of capital. The Class A Shares shall be entitled to a preference over the Class B Shares, the Common Shares and any other shares ranking junior to the Class A Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of MFC, whether voluntary or involuntary, or any other distribution of the assets of MFC among its shareholders for the specific purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of Class A Shares, the Class A Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class A Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class A Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Class A Shares as a class over the Class B Shares, the Common Shares and any other shares ranking junior to the Class A Shares as may be determined in the case of such series of Class A Shares.

Certain Provisions of the Class B Shares as a Class

The following is a summary of certain provisions attaching to the Class B Shares as a class.

Priority

Each series of Class B Shares ranks on a parity with every other series of Class B Shares with respect to dividends and return of capital. The Class B Shares shall rank junior to the Class A Shares and the Class 1 Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of MFC, whether voluntary or involuntary, or any other distribution of the assets of MFC among its shareholders for the specific purpose of winding up its affairs, but the Class B Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Class B Shares with respect to priority in payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of MFC, whether voluntary or involuntary, or any other distribution of the assets of MFC among its shareholders for the specific purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of Class B Shares, the Class B Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class B Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class B Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Class B Shares as a class over the Common Shares and any other shares ranking junior to the Class B Shares as may be determined in the case of such series of Class B Shares.

Certain Provisions of the Class 1 Shares as a Class

Priority

Each series of Class 1 Shares ranks on a parity with every other series of Class 1 Shares and every series of Class A Shares with respect to dividends and return of capital. The Class 1 Shares shall be entitled to a preference over the Class B Shares, the Common Shares and any other shares ranking junior to the Class 1 Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of MFC, whether voluntary or involuntary, or any other distribution of the assets of MFC among its shareholders for the specific purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of Class 1 Shares, the Class 1 Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class 1 Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class 1 Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Class 1 Shares as a class over the Class B Shares, the Common Shares and any other shares ranking junior to the Class 1 Shares as may be determined in the case of such series of Class 1 Shares.

Certain Provisions Common to the Class A Shares, Class B Shares and Class 1 Shares

The following is a summary of certain provisions attaching to the Class A Shares as a class, to the Class B Shares as a class and to the Class 1 Shares as a class.

Directors’ Right to Issue in One or More Series

The Class A Shares, Class B Shares and Class 1 Shares may be issued at any time and from time to time in one or more series. Before any shares of a series are issued, the board of directors of MFC shall fix the number of shares that will form such series, if any, and shall, subject to any limitations set out in the by-laws of MFC or in the ICA, determine the designation, rights, privileges, restrictions and conditions to be attached to the Class A Shares, Class B Shares or Class 1 Shares, as the case may be, of such series, the whole subject to the filing with the Superintendent of Financial Institutions (Canada), or the Superintendent, of the particulars of such series, including the rights, privileges, restrictions and conditions determined by the board of directors of MFC.

Voting Rights of Preferred Shares

Except as referred to below or as required by law or as specified in the rights, privileges, restrictions and conditions attached from time to time to any series of Class A Shares, Class B Shares or Class 1 Shares, the holders of such Class A Shares, Class B Shares or Class 1 Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of MFC.

Amendment with Approval of Holders of Preferred Shares

The rights, privileges, restrictions and conditions attached to each of the Class A Shares, Class B Shares and Class 1 Shares as a class may be added to, changed or removed but only with the approval of the holders of such class of Preferred Shares given as hereinafter specified.

Approval of Holders of Preferred Shares

The approval of the holders of a class of Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to such class of Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of such class of Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of such class of Preferred Shares or passed by the affirmative vote of at least two-thirds (2/3) of the votes cast at a meeting of the holders of such class of Preferred Shares duly called for that purpose.

Notwithstanding any other condition or provision of any class of Preferred Shares, the approval of the holders of any class, voting separately as a class or series, is not required on a proposal to amend the by-laws of MFC to:

(i)	increase or decrease the maximum number of authorized Class A Shares, Class B Shares or Class 1 Shares, as the case may be, or increase the maximum number of authorized shares of a class of shares having rights or privileges equal or superior to such class of Preferred Shares;

(ii)	effect the exchange, reclassification or cancellation of all or any part of the Class A Shares, Class B Shares or Class 1 Shares, as the case may be; or

(iii)	create a new class of shares equal to or superior to the Class A Shares, the Class B Shares or the Class 1 Shares, as the case may be.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time required by the ICA as in force at the time of the meeting and those, if any, prescribed by the by-laws or the administrative resolutions of MFC with respect to meetings of shareholders. On every poll taken at every meeting of the holders of a class of Preferred Shares as a class, or at any joint meeting of the holders of two or more series of a class of Preferred Shares, each holder of such class of Preferred Shares entitled to vote thereat shall have one vote in respect of each relevant Preferred Share held.

Certain Provisions of the Common Shares as a Class

The authorized common share capital of MFC consists of an unlimited number of Common Shares without nominal or par value. Each holder of Common Shares is entitled to receive notice of and to attend all meetings of the shareholders of MFC, and is entitled to one vote for each share held, except meetings at which only holders of a specified class or series of shares of MFC are entitled to vote separately as a class or series. The holders of Common Shares are entitled to receive dividends as and when declared by the board of directors of MFC, subject to the preference of the holders of Class A Shares, Class B Shares, Class 1 Shares and any other shares ranking senior to the Common Shares with respect to priority in payment of dividends. After payment to the holders of Class A Shares, Class B Shares, Class 1 Shares and any other shares ranking senior to Common Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding up of MFC, the holders of Common Shares shall be entitled to receive prorated the net assets of MFC remaining, after the payment of all creditors and liquidation preferences, if any, that pertain to shareholders.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to this prospectus will be set forth in the applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the prospectus supplement.

Senior Debt Securities will be issued in Canada under the trust indenture dated as of May 19, 2005, as supplemented from time to time, between MFC and CIBC Mellon Trust Company as trustee or such other trust indenture as MFC may enter into in the future. Subordinated Debt Securities will be issued in Canada under a trust indenture MFC may enter into in the future with a financial institution authorized to carry on business as a trustee. Senior Debt Securities will be issued in the United States under a trust indenture to be entered into between MFC and The Bank of New York Mellon as trustee. The indenture under which any Debt Securities are issued will be specified in the applicable prospectus supplement.

Priority

The Debt Securities will be senior or subordinated indebtedness of MFC as described in the relevant prospectus supplement. If the Debt Securities are senior indebtedness for purposes of the ICA, they will rank equally and rateably with all other unsecured indebtedness of MFC, from time to time issued and outstanding, which is not subordinated.

If the Debt Securities are subordinated indebtedness for the purposes of the ICA, they will rank equally and rateably with all other subordinated indebtedness of MFC, from time to time issued and outstanding. In the event of the insolvency or winding-up of MFC, the subordinated indebtedness of MFC, including the subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all other liabilities of MFC (including senior indebtedness), except those other liabilities that, by their terms, rank equally with or are subordinate to such subordinated indebtedness.

The Debt Securities are Unsecured Obligations

The Debt Securities will be direct unsecured obligations of MFC. The Debt Securities will not constitute deposits that are insured under the CDIC Act or by the FDIC.

MFC is a holding company and we rely primarily on dividends and interest payments from our insurance and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations, dividends to shareholders and corporate expenses. The payment of dividends by MFC and MLI is subject to restrictions set out in the ICA. The ICA prohibits the declaration or payment of any dividend on shares of an insurance company if there are reasonable grounds for believing (i) the company does not have adequate capital and adequate appropriate forms of liquidity, or (ii) the declaration or the payment of the dividend would cause the company to be in contravention of any regulation made under the ICA respecting the maintenance of adequate capital and adequate and appropriate forms of liquidity, or any direction made to the company by the Superintendent. As a result of our restructuring on December 31, 2009, all of our U.S. operating life companies are now subsidiaries of MLI. Accordingly, a restriction on dividends from MLI would prevent MFC from obtaining dividends from its U.S. insurance business. Certain of MFC’s U.S. insurance subsidiaries also are subject to insurance laws in Michigan, New York, Massachusetts, and Vermont, the jurisdictions in which these subsidiaries are domiciled, which impose general limitations on the payment of dividends and other upstream distributions by these subsidiaries to MLI. In addition, our Asian insurance subsidiaries are also subject to restrictions which could affect their ability to pay dividends to MFC in certain circumstances. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of Debt Securities should rely only on MFC’s assets for payments on the Debt Securities. In addition, the payment of other upstream distributions by our insurance subsidiaries is limited under the insurance company laws in the jurisdictions where those subsidiaries are domiciled and in which they conduct operations.

Terms of the Debt Securities

The aggregate principal amount of Debt Securities that may be issued under each indenture is unlimited. You should refer to the applicable prospectus supplement for the specific terms and other information with respect to each series of Debt Securities, which may include the following:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	the indenture under which such Debt Securities will be issued;

•	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	any applicable subordination provisions;

•	the percentage of the principal amount at which such Debt Securities will be issued;

•	the date or dates on which such Debt Securities will mature;

•	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which any such interest will be payable and the record dates for such payments;

•	any redemption term or terms under which such Debt Securities may be defeased;

•	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	the place or places where principal, premium and interest will be payable;

•	the amount of discount, if any, with which such Debt Securities will be issued;

•	whether such Debt Securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such Debt Securities and whether any interest payable prior to the issuance of definitive Debt Securities of such series will be credited to the account of the persons entitled to such interest;

•	the terms upon which beneficial interests in a temporary global Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive Debt Securities and the terms upon which such exchanges may be made;

•	the securities exchange(s) on which such series of Debt Securities will be listed, if any;

•	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the applicable indenture;

•	any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

•	governing law;

•	any exchange or conversion terms; and

•	any other specific terms, including any additional events of default or covenants not inconsistent with the provisions of the applicable indenture.

Debt Securities may, at our option, be issued in fully registered form, in “book-entry only” form (the implications of which are discussed below) or may be uncertificated. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the relevant trustee. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

We will summarize in the applicable prospectus supplement certain terms of the Debt Securities being offered thereby and the relevant indenture which we believe will be most important to your decision to invest in the Debt Securities being offered. You should keep in mind, however, that it is the indenture, as supplemented by any applicable supplemental indenture, and not this summary, which define your rights as a holder of Debt Securities. There may be other provisions in the indenture which are also important to you. You should read the indenture for a full description of the terms of the Debt Securities. See “Where You Can Find More Information” for information on how to obtain copies of the applicable indenture.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. We may issue Subscription Receipts that may be exchanged by the holders thereof for Debt Securities, Preferred Shares or Common Shares upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to this prospectus will be set forth in the applicable prospectus supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in the prospectus supplement.

We may offer Subscription Receipts separately or together with Debt Securities, Preferred Shares or Common Shares, as the case may be. We will issue Subscription Receipts under a subscription receipt agreement. Under the subscription receipt agreement, a purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Debt Securities, Preferred Shares or Common Shares, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Debt Securities, Preferred Shares or Common Shares, as the case may be, if this prospectus, the relevant prospectus supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.

Any prospectus supplement for Subscription Receipts supplementing this prospectus will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, including:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered and whether the price is payable in instalments;

•	any conditions to the exchange of Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be, and the consequences of such conditions not being satisfied;

•	the procedures for the exchange of the Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be;

•	the number of Debt Securities, Preferred Shares or Common Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the dates or periods during which the Subscription Receipts may be exchanged into Debt Securities, Preferred Shares or Common Shares;

•	whether such Subscription Receipts will be listed on any securities exchange;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

•	any other specific terms.

Subscription receipt certificates will be exchangeable for new subscription receipt certificates of different denominations at the office indicated in the applicable prospectus supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. We will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that we will not distribute Warrants separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the Warrants to be distributed separately is first approved for filing by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be distributed.

We may issue Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares. Warrants may be issued independently or together with Debt Securities, Preferred Shares or Common Shares offered by any prospectus supplement and may be attached to, or separate from, any such offered Securities. Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Selected provisions of the Warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this prospectus relating to any warrant agreement and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.

Any prospectus supplement for Warrants supplementing this prospectus will contain the terms and other information with respect to the Warrants being offered thereby, including:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the Debt Securities, Preferred Shares or Common Shares or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any rights, privileges, restrictions and conditions attaching to the Warrants; and

•	any other specific terms.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.

Modifications

We may amend the warrant agreements and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. Other amendment provisions will be as indicated in the applicable prospectus supplement.

Enforceability

The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A Warrant holder may, without the consent of the warrant agent, enforce, by appropriate legal action on its own behalf, the holder’s right to exercise the holder’s Warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

The following sets forth certain general terms and provisions of the Share Purchase Contracts. We may issue Share Purchase Contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of Common Shares or Preferred Shares, as applicable, at a future date or dates, and including by way of installment. We will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that we will not distribute Share Purchase Contracts to any member of the public in Canada unless the prospectus supplement containing the specific terms of the Share Purchase Contracts to be distributed separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Share Purchase Contracts will be distributed.

The price per Common Share or Preferred Share, as applicable, may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula contained in the Share Purchase Contracts. We may issue Share Purchase Contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

Any prospectus supplement for Share Purchase Contracts supplementing this prospectus will contain the terms and other information with respect to the Share Purchase Contracts being offered thereby, including:

•	whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares or Preferred Shares, as applicable, and the nature and amount of each of those Securities, or the method of determining those amounts;

•	whether the Share Purchase Contracts are to be prepaid or not or paid in instalments;

•	any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

•	whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares or Preferred Shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts;

•	the date or dates on which the sale or purchase must be made, if any;

•	whether such Share Purchase Contracts will be listed on any securities exchange;

•	whether the Share Purchase Contracts will be issued in fully registered or global form;

•	any rights, privileges, restrictions and conditions attaching to the Share Purchase Contracts; and

•	any other specific terms.

The prospectus supplement will describe the terms of any Share Purchase Contracts. The preceding description and any description of Share Purchase Contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Share Purchase Contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such Share Purchase Contracts.

Share purchase contract certificates will be exchangeable for new share purchase contract certificates of different denominations at the office indicated in the prospectus supplement. In the case of Share Purchase Contracts which obligate the holders to purchase Securities from us, the holders will not have any of the rights of holders of the Securities to be purchased pursuant to the Share Purchase Contracts until the completion of the purchase of those Securities by the relevant holder in accordance with the terms of the Share Purchase Contract.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. We will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that we will not distribute Units comprised of one or more of Warrants or Share Purchase Contracts separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the Units to be distributed separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Units will be distributed.

We may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

Any prospectus supplement for Units supplementing this prospectus will contain the terms and other information with respect to the Units being offered thereby, including:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	whether the Units will be issued in fully registered or global form;

•	any other specific terms.

The prospectus supplement will describe the terms of any Units. The preceding description and any description of Units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

ICA RESTRICTIONS AND APPROVALS

Under the ICA, MFC, with the prior consent of the Superintendent, may redeem or purchase any of its shares, including the Preferred Shares or Common Shares, as the case may be, unless there are reasonable grounds for believing that MFC is, or the redemption or purchase would cause MFC to be, in contravention of any regulation or guidelines made under the ICA respecting the maintenance by life insurance companies of adequate capital and adequate and appropriate forms of liquidity, or any direction to MFC made by the Superintendent pursuant to subsection 515(3) of the ICA regarding its capital or its liquidity. No such direction to MFC has been made to date. MFC is also prohibited under the ICA from paying or declaring a dividend if there are reasonable grounds for believing that MFC is, or the payment would cause MFC to be, in contravention of any regulation made under the ICA representing the maintenance by life insurance companies of adequate capital and adequate and appropriate forms of liquidity, or any direction to MFC made by the Superintendent pursuant to subsection 515(3) of the ICA regarding its capital or its liquidity. As of the date hereof, this limitation would not restrict a payment of quarterly dividends on the Preferred Shares or Common Shares, and no such direction to MFC has been made. In addition, MFC must provide at least 15 days’ prior notice to the Superintendent before paying any dividends.

CONSTRAINTS ON SHARES

The ICA contains restrictions on the purchase or other acquisition, issue, transfer and voting of the shares of MFC. Pursuant to these restrictions, no person is permitted to acquire any shares of MFC if the acquisition would cause the person to have a “significant interest” in any class of shares of MFC unless the prior approval of the Minister of Finance is obtained. The restrictions also prohibit any person from becoming a “major shareholder” of MFC. In addition, MFC is not permitted to record in its securities register any transfer or issue of shares if the transfer or issue would cause the person to breach the ownership restrictions. For these purposes, a person has a significant interest in a class of shares of MFC where the aggregate of any shares of that class beneficially owned by that person, any entity controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all the outstanding shares of that class of shares of MFC. A person is a major shareholder if the aggregate of any shares in a class of voting shares held by that person and by any entity controlled by that person exceeds 20% of the outstanding shares of that class, or, for a class of non-voting shares, a holding exceeds 30% of that class. If a person contravenes any of these restrictions, the Minister of Finance may, by order, direct such person to dispose of all or any portion of those shares. In addition, the ICA prohibits life insurance companies, including MFC, from recording in its securities register a transfer or issue of any share to Her Majesty in right of Canada or of a province, an agent or agency of Her Majesty, a foreign government or an agent or agency of a foreign government and provides further that no person may exercise the voting rights attached to those shares of an insurance company.

Under applicable insurance laws and regulations in Michigan, New York, Massachusetts, and Vermont, no person may acquire control of any of our insurance company subsidiaries domiciled in any such state without obtaining prior approval of such state’s insurance regulatory authority. Under applicable laws and regulations, any person acquiring, directly or indirectly, 10% or more of the voting securities of any other person is presumed to have acquired “control” of such person. Thus, any person seeking to acquire 10% or more of the voting securities of MFC must obtain the prior approval of the insurance regulatory authorities in certain states including Michigan, Massachusetts, Vermont and New York, or must demonstrate to the relevant insurance commissioner’s satisfaction that the acquisition of such securities will not give them control of MFC. Under U.S. law, the failure to obtain such prior approval would entitle MFC or the insurance regulatory authorities to seek injunctive relief, including enjoining any proposed acquisition, the voting of such securities at any meeting of the holders of Common Shares, or seizing shares owned by such person, and such shares may not be entitled to be voted at any meeting of the holders of Common Shares.

ADDITIONAL RESTRICTIONS ON DECLARATION OF DIVIDENDS

Pursuant to agreements made between MFC, MLI, The Canada Trust Company and Manulife Financial Capital Trust (a subsidiary of MLI), or the Trust, MFC and MLI have covenanted for the benefit of holders of the outstanding Trust Capital Securities of the Trust, or MaCS, that, if the Trust fails to pay in full a required distribution on any series of MaCS, MLI will not declare or pay cash dividends of any kind on its MLI Public Preferred Shares (as defined below), if any are outstanding, and if no MLI Public Preferred Shares are outstanding, MFC will not declare or pay cash dividends on its Preferred Shares and Common Shares, in each case, until the twelfth month following the Trust’s failure to pay the required distribution in full, unless the Trust first pays the required distribution (or the unpaid portion thereof) to the respective holders of MaCS. “MLI Public Preferred Shares” means, at any time, preferred shares of MLI which at that time: (a) have been issued to the public (excluding any preferred shares of MLI held beneficially by affiliates of MLI); (b) are listed on a recognized stock exchange; and (c) have an aggregate liquidation entitlement of at least $200 million, provided however, if at any time, there is more than one class of MLI Public Preferred Shares outstanding, then the most senior class or classes of outstanding MLI Public Preferred Shares shall, for all purposes, be the MLI Public Preferred Shares.

Pursuant to an agreement made between MFC, MLI, CIBC Mellon Trust Company and Manulife Financial Capital Trust II (a subsidiary of MLI), or the Trust II, MFC and MLI have covenanted for the benefit of holders of the outstanding Manulife Financial Capital Trust II Notes — Series I, or the notes, that, if an “Other Deferral Event” as defined in the applicable agreement occurs, MLI will not declare or pay cash dividends on any MLI Public Preferred Shares, if any are outstanding, and if no MLI Public Preferred Shares are outstanding, MFC will not declare or pay cash dividends on its Preferred Shares and Common Shares, in each case, until the sixth month following the relevant Other Deferral Event date. An Other Deferral Event will occur if interest is not paid in full in cash on the notes on any interest payment date or if MLI elects that holders of notes invest interest payable on the notes on any interest payment date in a new series of MLI Class 1 Shares.

PLAN OF DISTRIBUTION

We may sell the Securities:

•	through underwriters or dealers;

•	directly to one or more purchasers pursuant to applicable statutory exemptions; or

•	through agents.

The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the specified Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the

Securities. The prospectus supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, the purchase price of such Securities, the proceeds from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser or through agents designated from time to time. Any agent involved in the offering and sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters, dealers or agents a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of our general corporate funds. Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

In connection with any offering of the Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes.

RISK FACTORS

An investment in the Securities is subject to various risks, including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in the Securities, investors should carefully consider the risks relating to MFC as described below and in the information incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement for a specific offering of Securities.

Prospective purchasers should consider the categories of risks identified and discussed under “Risk Factors” in our most recent annual information form, under “Risk Management” and “Critical Accounting and Actuarial Policies” in the management’s discussion and analysis in our most recent annual and interim reports, in the “Risk Management” note to the consolidated financial statements in our most recent annual and interim reports, and elsewhere in our filings with Canadian and U.S. securities regulators.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents referred to under the heading “Documents Incorporated by Reference”; the consent of Ernst & Young LLP; powers of attorney from directors and officers of MFC; the form of Senior Indenture between MFC and The Bank of New York Mellon, as trustee; and the Statement of Eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939 on Form T-1.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
          Under the Insurance Companies Act (Canada), a company may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, the company may indemnify a director or officer, a former director or officer or a person who acts or acted at the company’s request as a director or officer of or in a similar capacity for another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the company or other entity, if:
(1) that person acted honestly and in good faith with a view to the best interests of, as the case may be, the company or the other entity for which he or she acted at the company’s request as a director or officer or in a similar capacity; and
(2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.
          These individuals are entitled to indemnity from the company if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done and fulfills the conditions set out in (1) and (2) above. A company may, with the approval of a court, also indemnify that person against all costs, charges and expenses reasonably incurred by them in connection with an action by or on behalf of the company or other entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.
          The by-laws of Manulife Financial Corporation (“MFC”) provide that the board of directors of MFC shall make provisions, by resolution, for the indemnification of directors, officers, employees and such other persons as the directors shall decide on such terms and conditions as they establish. MFC’s administrative resolutions provide that MFC shall indemnify a director, officer or employee, a former director, officer or employee, or a person who acts or acted at MFC’s request as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise against any liability and costs arising out of any action or suit against them from the execution of their duties, subject to the limitations described in the administrative resolutions.
          MFC’s administrative resolutions provide that MFC will have no obligation to indemnify any person for:
•	any acts committed with actual dishonest, fraudulent, criminal or malicious intent;

•	any act of gross negligence or willful neglect;

•	any claims relating to liabilities of other persons assumed by any person entitled to indemnification;

•	any claims relating to enterprises owned, operated, managed or controlled by any person entitled to indemnification;

•	any claims relating to pension plans sponsored by any person entitled to indemnification;

•	bodily injury, sickness or disease of any person;

•	injury to or destruction of any tangible property; and

•	any actions which were in breach of compliance with MFC policy.

          MFC has also entered into agreements to indemnify its directors and officers. These agreements indemnify our directors and officers for certain expenses, including, among other things, attorneys’ fees, costs, fines and settlement amounts, reasonably incurred by any such person in any civil, criminal, administrative or other proceeding related to such person’s services as a director or officer of MFC, or any other entity to which the person provides services at MFC’s request. MFC’s obligation to indemnify such persons is subject to similar limitations as those set forth in MFC’s administrative resolutions described above.
          MFC maintains a directors’ and officers’ liability insurance policy with a policy limit of U.S.$300,000,000. The policy is renewed annually. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries. The policy also provides protection to MFC (of which U.S.$125,000,000 is available to MFC) for claims made against directors and officers for which MFC has granted directors and officers indemnity, as required or permitted under applicable law, and for securities claims made against MFC, in each case subject to a deductible of U.S.$25,000,000 per claim.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling MFC pursuant to the foregoing provisions, MFC has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description
4.1	Annual Information Form of MFC dated March 26, 2010, for the fiscal year ended December 31, 2009 (except for the section of the Annual Information Form entitled “Ratings”) (incorporated by reference to Exhibit 99.1 to MFC’s Form 40-F/A filed on March 29, 2010).

4.2	Consolidated Financial Statements for the fiscal year ended December 31, 2009 (incorporated by reference to Exhibit 99.1 to MFC’s Form 40-F filed on March 19, 2010).

4.3	Management’s Discussion and Analysis for the fiscal year ended December 31, 2009 (incorporated by reference to Exhibit 99.2 to MFC’s Form 40-F filed on March 19, 2010).

4.4	Sections of the Proxy Circular and 2009 Annual Report entitled “Business of the Annual and Special Meeting”, “Nominees for the Board of Directors”, “Statement of Corporate Governance Practices”, “Risk Management”, “Critical Accounting and Actuarial Policies”, and “Principal Subsidiaries” (incorporated by reference to Exhibit 99.2 to MFC’s Form 40-F/A filed on March 29, 2010).

4.5	Second Quarter Report to Shareholders for the three and six months ended June 30, 2010, which includes comparative consolidated interim financial statements (unaudited) and Management’s Discussion and Analysis (incorporated by reference to MFC’s Form 6-K filed on August 12, 2010).

5.1	Consent of Ernst & Young LLP.

6.1	Powers of Attorney (included on the signature pages of the Registration Statement).

7.1	Form of Senior Indenture with The Bank of New York Mellon, relating to certain of the Debt Securities registered hereby.

7.2	Statement of Eligibility of the Trustee, The Bank of New York Mellon, on Form T-1.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process.
The Registrant has filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X with the original filing of this Registration Statement.

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SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 30th day of August, 2010.

MANULIFE FINANCIAL CORPORATION
By:	/s/ Donald A. Guloien
	Name:	Donald A. Guloien
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY
          Each person whose signature appears below constitutes and appoints, as of the date hereof, Donald A. Guloien, President and Chief Executive Officer, and Michael W. Bell, Senior Executive Vice President and Chief Financial Officer, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form F-10 of Manulife Financial Corporation and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of August, 2010.

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Name	Title

/s/ Donald Guloien	President and Chief Executive Officer, Director
Donald Guloien	(Principal Executive Officer)

/s/ Michael W. Bell	Senior Executive Vice President and Chief Financial Officer
Michael W. Bell	(Principal Financial and Accounting Officer)

/s/ Gail C.A. Cook-Bennett	Chairman of the Board
Gail C.A. Cook-Bennett

/s/ Linda B. Bammann	Director
Linda B. Bammann

/s/ John M. Cassaday	Director
John M. Cassaday

/s/ Thomas P. d’Aquino	Director
Thomas P. d’Aquino

/s/ Richard B. DeWolfe	Director
Richard B. DeWolfe

/s/ Robert E. Dineen, Jr.	Director
Robert E. Dineen, Jr.

/s/ Pierre Y. Ducros	Director
Pierre Y. Ducros

/s/ Scott M. Hand	Director
Scott M. Hand

/s/ Luther S. Helms	Director
Luther S. Helms

/s/ Thomas E. Kierans	Director
Thomas E. Kierans

/s/ Donald R. Lindsay	Director
Donald R. Lindsay

/s/ Lorna R. Marsden	Director
Lorna R. Marsden

/s/ John R. V. Palmer	Director
John R. V. Palmer

/s/ Gordon G. Thiessen	Director
Gordon G. Thiessen

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AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Manulife Financial Corporation in the United States, on this 30th day of August, 2010.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
By:	/s/ Emanuel Alves
	Name:	Emanuel Alves
	Title:	Vice President, Counsel & Corporate Secretary

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EXHIBITS

Exhibit No.	Description
4.1	Annual Information Form of MFC dated March 26, 2010, for the fiscal year ended December 31, 2009 (except for the section of the Annual Information Form entitled “Ratings”) (incorporated by reference to Exhibit 99.1 to MFC’s Form 40-F/A filed on March 29, 2010).

4.2	Consolidated Financial Statements for the fiscal year ended December 31, 2009 (incorporated by reference to Exhibit 99.1 to MFC’s Form 40-F filed on March 19, 2010).

4.3	Management’s Discussion and Analysis for the fiscal year ended December 31, 2009 (incorporated by reference to Exhibit 99.2 to MFC’s Form 40-F filed on March 19, 2010).

4.4	Sections of the Proxy Circular and 2009 Annual Report entitled “Business of the Annual and Special Meeting”, “Nominees for the Board of Directors”, “Statement of Corporate Governance Practices”, “Risk Management”, “Critical Accounting and Actuarial Policies”, and “Principal Subsidiaries” (incorporated by reference to Exhibit 99.2 to MFC’s Form 40-F/A filed on March 29, 2010).

4.5	Second Quarter Report to Shareholders for the three and six months ended June 30, 2010, which includes comparative consolidated interim financial statements (unaudited) and Management’s Discussion and Analysis (incorporated by reference to MFC’s Form 6-K filed on August 12, 2010).

5.1	Consent of Ernst & Young LLP.

6.1	Powers of Attorney (included on the signature pages of the Registration Statement).

7.1	Form of Senior Indenture with The Bank of New York Mellon, relating to certain of the Debt Securities registered hereby.

7.2	Statement of Eligibility of the Trustee, The Bank of New York Mellon, on Form T-1.

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